Exhibit (a)(56)

ING EQUITY TRUST

ABOLITION OF SERIES OF SHARES

OF BENEFICIAL INTEREST

The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article VIII, Section 8.2, of the Trust’s Amended and Restated Declaration of Trust, dated February 25, 2003, as amended, hereby abolish the ING Index Plus LargeCap Equity Fund X and the ING Principal Protection Fund XI, and the establishment and designation thereof, there being no shares of each such series currently outstanding.

Dated:  January 2, 2011____________

/s/ Collen D. Baldwin_______________ Colleen D. Baldwin, as Trustee	/s/ J. Michael Earley________________ J. Michael Earley, as Trustee
/s/ John V. Boyer___________________ John V. Boyer, as Trustee	/s/Patrick W. Kenny________________ Patrick W. Kenny, as Trustee
/s/Patricia W. Chadwick______________ Patricia W. Chadwick, as Trustee	/s/Shaun P. Mathews________________ Shaun P. Mathews, as Trustee
/s/Robert W. Crispin_________________ Robert W. Crispin, as Trustee	/s/ Sheryl K. Pressler ______________ Sheryl K. Pressler, as Trustee
/s/Peter S. Drotch____________________ Peter S. Drotch, as Trustee	/s/ Roger B. Vincent________________ Roger B. Vincent, as Trustee